UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2015
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 5, 2015, the Board of Directors of Under Armour, Inc. (the “Company”) approved the terms of a settlement with the plaintiffs in In re: Under Armour Shareholder Litigation, Case No. 24-C-15-003240, pending before the Circuit Court for Baltimore City (the “Court”). The parties plan to file a stipulation of settlement describing the terms of the proposed settlement with the Court in the coming weeks. Following preliminary approval of the proposed settlement by the Court and a notice and review period for stockholders, the parties will seek final approval of the proposed settlement from the Court.
The key terms of the settlement are as follows:

•
Adjustment Payment: Following the initial distribution of the Company’s Class C Common Stock, par value $0.0003 1/3 per share (the “Class C Stock”), the Company will issue additional consideration to the holders of Class C Stock in the form of a dividend with a value of $59 million (the “Adjustment Payment”). As of September 30, 2015, the Company’s total market capitalization was approximately $20.9 billion. This Adjustment Payment is intended to serve as consideration to the Company’s Class C stockholders with respect to any potential discount in the trading price of the Class C Stock, relative to the trading price of the Company’s Class A Common Stock, par value $0.0003 1/3 per share (the “Class A Stock”) that may emerge following the initial distribution of the Class C Stock. The Adjustment Payment will be payable in the form of the Company’s Class A Stock, Class C Stock, cash or some combination thereof, to be determined at the sole discretion of the Company’s Board of Directors (the “Board”). The Adjustment Payment must be authorized by the Board within approximately 60 days following the initial distribution of the Class C Stock.

•
Amendment to Kevin Plank Non-Competition Agreement: Effective as of the date the Class C Stock is initially distributed, the definition of “Cause” in the Confidentiality, Non-Competition and Non-Solicitation Agreement between the Company and Kevin A. Plank, dated June 15, 2015, will be expanded to provide that the failure of Mr. Plank to devote the time necessary to the performance of his duties as CEO or an Approved Executive Officer (as defined in that agreement) will constitute Cause under the terms of that agreement.

•
Certain Acquisition Transactions: In connection with certain acquisition transactions, prior to the issuance of more than a specified amount of shares of Class C Stock as consideration in the acquisition, the independent members of the Company’s Board must consider the effects of using those shares of Class C Stock on the holders of Class A Stock and upon the Company. This requirement will be effective for a period of four years following the initial distribution of the Class C Stock.

With regard to the Adjustment Payment, although the Board has not made a final decision, it is expected that the Board will authorize substantially all of the Adjustment Payment to be paid in the form of shares of Class C Stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: October 7, 2015	By:	/s/ John P. Stanton
John P. Stanton
Senior Vice President, General Counsel & Secretary